Exhibit 10.25

Execution Copy

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT
This Amendment No. 1 (this “Amendment”), dated as of February 1, 2013, is made among OneBeacon Insurance Group LLC (“Seller”), Trebuchet US Holdings, Inc. (“Purchaser”), OneBeacon Insurance Group, Ltd. (“Seller Parent”) and Armour Group Holdings Limited (“Purchaser Parent”). Capitalized terms used but not defined in this Amendment have the meanings set forth in the Agreement (as defined below).
WITNESSETH:
WHEREAS, Seller, Purchaser, Seller Parent and Purchaser Parent are parties to that certain Stock Purchase Agreement dated as of October 17, 2012 (the “Agreement”):
WHEREAS, Purchaser shall make Form A filings with the Commonwealth of Pennsylvania with respect to the change of control of OneBeacon Insurance and Potomac Insurance;
WHEREAS, at the time the parties entered into the Agreement, it was contemplated that Purchaser would make Form A filings with the Commonwealth of Massachusetts with respect to the change of control of OneBeacon America and Employers’ Fire, which companies are currently Massachusetts companies;
WHEREAS, it is now contemplated that OneBeacon America and Employers’ Fire, which are Subsidiaries of OneBeacon Insurance, prior to the change of control of OneBeacon Insurance and as a condition to the obligations of parties under the Agreement, will Redomesticate from the Commonwealth of Massachusetts to the Commonwealth of Pennsylvanian, such that Purchaser shall not make any Form A filings with the Commonwealth of Massachusetts with respect to the change of control of OneBeacon America and Employers’ Fire and such companies shall instead be included as Pennsylvania companies in the Form A filing to be made with the Commonwealth of Pennsylvania with respect to the change of control of OneBeacon Insurance;
WHEREAS, the definition of Pro Forma Balance Sheet in the Agreement inadvertently provides for such balance sheet to be set forth in a section of the Seller Disclosure Schedule, while it is instream set forth on a separate schedule to the Agreement; and
WHEREAS, the parties desire to amend the Agreement, including the Disclosure Schedules, as set forth in this Amendment in order to, among other things, (i) accommodate the redomestications of OneBeacon America and Employers’ Fire from the Commonwealth of Massachusetts to the Commonwealth of Pennsylvania and eliminate Purchaser’s requirement to make a Form A filing with Commonwealth of Massachusetts with respect to the change of control of such companies and (ii) reference the accurate location in the Agreement of the Pro Forma Balance Sheet.

NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto herby agree as follows:
1.Amendments Re: Redomestications and Form A Filings.
(a)Acknowledgment and Agreement. Anything to the contrary contained in the Agreement notwithstanding, the undersigned parties agree that as soon as practicable following the date hereof, but not later than the Closing, Seller shall cause OneBeacon America and Employers’’ Fire to Redomesticate from the Commonwealth of Massachusetts to the Commonwealth of Pennsylvania and make such revisions and amendments to the Organizational Documents of OneBeacon America and Employers’ Fire and make such filings with the Commonwealth of Massachusetts and Pennsylvania and take such other actions as may be required or appropriate in connection therewith; provided that the provisions of this Section 1(a) shall not limit the obligations of Seller under Section 5.13 of the Agreement (as such sections 5.13 is amended hereby).
(b)Amendment to Section 5.3(c)(i) and (ii) of Agreement Re: Purchaser Form A and Form E Filings. In furtherance of, and without limiting, paragraph 1(a) above, subsections (i) and (ii) of Section 5.3(c) of the Agreement are hereby amended in their entirety to read as follows:
“(i) Purchaser will make a “Form A” filing as soon as practicable, but in any event no later than February 8, 2013, with the Commonwealth of Pennsylvania with respect to the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) Purchaser will make a “Form E” or similar pre-acquisition notice filing as soon as practicable, but in any event no later than February 8,2 013, in each state requiring such notice with respect to the transactions contemplated by this Agreement and the Ancillary Agreements,”.
(c)Amendment to Section 4.3 of Purchaser Disclosure Schedule Re: Governmental Filings and Consents. In furtherance of, and without limiting paragraph 1(a) above, Section 4.3 of the Purchaser Disclosure Schedule is hereby amended by deleting in its entirety item 1 in such Section 4.3, which reads “1. Massachusetts Division of Insurance” and replacing the number “2” in the following item in such Section 4.3 with the number “1”.
(d)Amendment to Section 5.13(a) of Seller Disclosure Schedule Re: Redomestications. In furtherance of, and without limiting, paragraph 1(a) above, Section 5.13(a) of the Seller Disclosure Schedule is hereby amended by adding a new row C to the section of the table in Section 5.13(a) of the Seller Disclosure Schedule entitled “IV. Mergers,” which shall read as follows:

C.
Concurrently with or following the completion of the other steps set forth in this section IV, OneBeacon America and Employers’ Fire will be redomesticated from the Commonwealth of Massachusetts to the Commonwealth of Pennsylvania and the Organizational Documents of such companies will be revised and amended, and filed with the appropriate Governmental Authorities, to effect such redomestication, such that OneBeacon America and Employers’ Fire will be Pennsylvania companies prior to or at the time of Closing.
	N	**
2.Amendments Re: Pro Forma Balance Sheet.
(a)The definition of “Pro Forma Balance Sheet” in Section 1.1 of the Agreement is hereby deleted and replaces with the following:
“Pro Forma Balance Sheet” Means the pro forma financial statements of the Acquired companies as of December 31, 2011 and included in the file “Apple Detailed Pro Forma Financials 12312011.xls” referred to in Schedule 1.1(a).”
(b)Section 5.3(h) of the Agreement is hereby amended by adding the following sentence to the end thereof:
“For clarity, each balance sheet delivered pursuant to this Section 5.3(h) shall take into account and give effect to any disposition of the capital stock of any Acquired Compan(ies) in accordance with this Agreement (as amended) prior to the final day of the calendar quarter to which such balance sheet relates.”
(c)Section 1.1(b) of the Seller Disclosure Schedule is hereby deleted.
3.Amendment Re: Closing Condition. The two references in Section 6.1(c) to “Section 5.13 of the Seller Disclosure Schedule” are hereby replaced by references to “Section 5.13(a) of the seller Disclosure Schedule.”
4.Waiver of Failure to Timely File “Form A” and Form E” Filings. By its execution hereof, Seller hereby waives the breach by Purchaser of its obligations (a) pursuant to Section 5.3(c)(i) of the Agreement to file “Form A” filings within thirty (30) days of October 17, 2012 with the Commonwealths of Massachusetts and Pennsylvania, and (b) pursuant to Section 5.3(c)(ii) of the Agreement to file “Form E” or similar pre-acquisition notice filings within forty-five (45) days of October 17, 2012 in each state requiring such notice.
5.Ratification. The Agreement, including the Disclosure Schedules, as amended hereby, is hereby ratified, approved and confirmed in all respects.
6.Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by facsimile or other electronic means intended to preserve the original graphic or pictorial appearance of a document.
7.Governing Law. This Amendment and its enforcement will be governed by, and interpreted in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state without regard to the conflicts of law provisions thereof.
8.Submission to Jurisdiction. Each party to this Amendment hereby submits to the exclusive jurisdiction of (a) the United States District Court for the southern District of New York sitting in the Borough of Manhattan or (b) if such court does not have jurisdiction, any state court located in the Borough of Manhattan, including the case of subclauses (a) and (b) above, any appellate courts therefrom (the “New York Courts’) for any dispute arising out of or relating to this Amendment or the breach, termination or validity hereof or any transactions contemplated by this Amendment. Each party to this Amendment hereby irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such court. Each of the parties hereto irrevocably and unconditionally waives and agrees not to pleas or claim in any such court (I that it is not personally subject to the jurisdiction of the New York Courts for any reason other than the failure to serve process in accordance with applicable Law, (ii) that it or its property is exempt or immune from jurisdiction of the New York Courts or from any legal process commenced in the New York Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable Law that (A) the suit, action or proceedings in the New York Courts is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Amendment, or the subject matter hereof, may not be enforced in or by the New York Courts.

9.WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NEITHER THE OTHER PARTY HERETO NOR ITS REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION OF THIS SECTION 9. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AMENDMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
[Signature page follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

ONEBEACON INSURANCE GROUP LLC By: /s/ Paul McDonough Name: Paul McDonough Title: Chief Financial Officer and Senior Vice President
TREBUCHET US HOLDINGS, INC. By: /s/ Pauline Richards Name: Pauline Richards Title: Secretary & Treasurer
ONEBEACON INSURANCE GROUP, LTD. By: /s/ Paul McDonough Name: Paul McDonough Title: Chief Financial Officer and Senior Vice President
ARMOUR GROUP HOLDINGS LIMITED By: /s/ Pauline Richards Name: Pauline Richards Title: Chief Operating Officer

[Signature page to Amendment No. 1 to SPA]